                                                                      EXHIBIT RR
                                                              Page 1 of 18 Pages

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 7)

                            LIVE ENTERTAINMENT INC.
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                               (Name of Issuer)

                    Common Stock, Par Value $.01 Per Share
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                        (Title of Class of Securities)

                                  538032 10 3
                     ----------------------------------------
                                (CUSIP Number)


                             Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
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(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)

                                March 24, 1995
                     ----------------------------------------
             (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [_]

A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class. (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP No. 538032 10 3                                         Page 2 of 18 Pages
          -----------

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1  NAME OF REPORTING PERSON
   S.S. or I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
   Pioneer Electronic Corporation

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2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*            (a) [_]

                                                                (b) [_]

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3  SEC USE ONLY


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4  SOURCE OF FUNDS*
   WC

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5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
   REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)                          [_]
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6  CITIZENSHIP OR PLACE OF ORGANIZATION
   Japan

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                     7  SOLE VOTING POWER         1,881,597

  NUMBER OF      ---------------------------------------------------------------
   SHARES            8  SHARED VOTING POWER       0
BENEFICIALLY
   OWNED         ---------------------------------------------------------------
  BY EACH            9  SOLE DISPOSITIVE POWER    1,881,597
 REPORTING
  PERSON         ---------------------------------------------------------------
   WITH             10  SHARED DISPOSITIVE POWER  0

--------------------------------------------------------------------------------
11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
   1,881,597

--------------------------------------------------------------------------------
12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
   CERTAIN SHARES*                                                  [_]

--------------------------------------------------------------------------------
13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
   53.8%

--------------------------------------------------------------------------------
14 TYPE OF REPORTING PERSON*
   CO

--------------------------------------------------------------------------------

*SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP No. 538032 10 3                                         Page 3 of 18 Pages
          -----------

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1  NAME OF REPORTING PERSON
   S.S. or I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
   Pioneer North America, Inc.

--------------------------------------------------------------------------------
2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*            (a) [_]

                                                                (b) [_]

--------------------------------------------------------------------------------
3  SEC USE ONLY


--------------------------------------------------------------------------------
4  SOURCE OF FUNDS*

--------------------------------------------------------------------------------
5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
   REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)                          [_]
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6  CITIZENSHIP OR PLACE OF ORGANIZATION
   Delaware

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                     7  SOLE VOTING POWER          0
   NUMBER
 OF SHARES        --------------------------------------------------------------
BENEFICIALLY         8  SHARED VOTING POWER        0
   OWNED
  BY EACH         --------------------------------------------------------------
 REPORTING           9  SOLE DISPOSITIVE POWER     0
  PERSON
   WITH           --------------------------------------------------------------
                    10  SHARED DISPOSITIVE POWER   0

--------------------------------------------------------------------------------
11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
   0

--------------------------------------------------------------------------------
12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
   CERTAIN SHARES*                                                  [_]

--------------------------------------------------------------------------------
13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
   0%

--------------------------------------------------------------------------------
14 TYPE OF REPORTING PERSON*
   CO

--------------------------------------------------------------------------------

*SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP No. 538032 10 3                                         Page 4 of 18 Pages
          -----------

--------------------------------------------------------------------------------
1  NAME OF REPORTING PERSON
   S.S. or I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
   Pioneer LDCA, Inc.

--------------------------------------------------------------------------------
2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*            (a) [_]

                                                                (b) [_]

--------------------------------------------------------------------------------
3  SEC USE ONLY


--------------------------------------------------------------------------------
4  SOURCE OF FUNDS*

--------------------------------------------------------------------------------
5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
   REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)                          [_]
--------------------------------------------------------------------------------
6  CITIZENSHIP OR PLACE OF ORGANIZATION
   Delaware

--------------------------------------------------------------------------------
                     7  SOLE VOTING POWER            0
   NUMBER
  OF SHARES      ---------------------------------------------------------------
BENEFICIALLY         8  SHARED VOTING POWER          0
   OWNED
  BY EACH        ---------------------------------------------------------------
 REPORTING           9  SOLE DISPOSITIVE POWER       0
  PERSON
   WITH          ---------------------------------------------------------------
                    10  SHARED DISPOSITIVE POWER     0

--------------------------------------------------------------------------------
11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
   0

--------------------------------------------------------------------------------
12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES
   CERTAIN SHARES*                                                  [_]

--------------------------------------------------------------------------------
13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
   0%

--------------------------------------------------------------------------------
14 TYPE OF REPORTING PERSON*
   CO

--------------------------------------------------------------------------------

*SEE INSTRUCTIONS BEFORE FILLING OUT!

This statement constitutes Amendment No. 7 to the Schedule 13D, dated July 3, 1990, as amended by Amendment No. 1 dated March 24, 1992, as amended by Amendment No. 2 dated June 12, 1992, as amended by Amendment No. 3 dated March 30, 1993, as amended by Amendment No. 4 dated October 28, 1993, as amended by Amendment No. 5 dated March 31, 1994 and as amended by Amendment No. 6 dated August 19, 1994 (collectively, the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI"), and Pioneer LDCA, Inc., a Delaware corporation ("PLI") with respect to the shares of the common stock, par value $.01 per share (the "Shares" or "Common Stock"), of LIVE Entertainment Inc., a Delaware corporation (the "Company"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Schedule 13D. All Share numbers included herein give effect to the five-for-one reverse stock split of the Common Stock effected by the Company in December 1994.

1.  Item 2 of the Schedule 13D is hereby amended in its entirety as follows:

     (a) This statement on Schedule 13D is filed by PEC. PEC is sometimes referred to herein as the "Reporting Person."

     (b-c) PEC, through its subsidiaries, manufactures and sells audio, video and car electronics equipment. The address of the principal business and office of PEC is 4-1, Meguro 1-chome, Meguro Ku, Tokyo 153, Japan.

     (d) The names, business addresses, present principal occupations or employments, and citizenships, and the names, principal businesses and addresses of the corporations or other organizations in which such employment is conducted, of the executive officers and directors of the Reporting Person are set forth in Schedule I hereto and incorporated herein by reference.

     (e-f) During the last five years, neither the Reporting Person nor, to the best knowledge of the Reporting Person, any of the executive officers and directors of the Reporting Person has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding or a judicial or


                              Page 5 of 18 Pages
administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     (g)  PEC is a Japanese Corporation.

2.   Item 3 of the Schedule 13D is hereby amended by adding the following:

     On March 24, 1995, PLI and PEC entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") (included as Exhibit EE to this Schedule 13D). Pursuant to the Stock Purchase Agreement, PLI transferred 805,844 shares of Common Stock of the Company owned by it and 15,000 shares of Series C Stock of the Company owned by it for a total purchase price of $6,995,775.00. The Common Stock and Series C Stock of the Company previously held by PEC and PNAI indirectly through PLI are now directly owned by PEC. As a result, PNAI and PLI no longer have an ownership interest in the Company.

     Pursuant to the terms of the Certificate of Designations, Preferences and Rights of the Series C Stock (included as Exhibit C to the Schedule 13D), accrued but unpaid interest of $1,378,346 has been added to the original Series C Stock liquidation preference entitling the Reporting Persons to convert the Series C Stock into an aggregate of 1,075,753 shares (the "Conversion Shares"). No additional consideration was paid.

3.   Item 4 of the Schedule 13D is amended by adding the following:

     The intercompany transfers by PLI to PEC were consummated for internal reasons relating to PEC. In addition, on April 13, 1995, PEC announced it will recognize a writedown of $90,000,000 related to its investments in the Company and Carolco (Press Release is included as Exhibit FF to this Schedule 13D). Notwithstanding the above, the Reporting Persons intend to remain actively involved in and supportive of the Company as shareholders and through Board representation.

     On October 13, 1994, the Company and Carolco jointly announced that the Merger would not take place (Press Release is included as Exhibit GG to this Schedule 13D).


                              Page 6 of 18 Pages

4.   Item 5(a) of the Schedule 13D is hereby amended in its entirety as follows:

     (a) PEC beneficially owns (i) 805,844 Shares of Common Stock and (ii) 15,000 shares of Series C Stock, which are presently convertible into 1,075,753 Shares of Common Stock. As a result, PEC beneficially owns 1,881,597 Shares which represent approximately 53.8% of the 3,494,453 Shares that would be outstanding if the 1,075,753 Conversion Shares were added to the 2,418,700 Shares outstanding reported by the Company as of February 28, 1995 in its outstanding reported by the Company as of February 28, 1995 in its Form 10-K for the 1994 fiscal year. The amount indicated above as beneficially owned by PEC does not include director options to purchase an aggregate of 2,000 shares held by directors of the Company who are affiliates of PEC.

5.   Item 5(b) of the Schedule 13D is hereby amended in its entirety as follows:

     (b) PEC has the power to vote or direct the voting of, or to dispose or direct the disposition of, the 1,881,597 Shares it owns or has the right to acquire. Due to the cancellation of the Merger, the LIVE Stockholders Agreement terminated without becoming effective.

6.   Item 5(c) of the Schedule 13D is amended by adding the following:

     (c) Except as set forth in Item 3 of this Amendment No. 7, none of PEC, PNAI and PLI has effected any transactions in the Shares in the past sixty (60) days.

7.   Item 5(e) of the Schedule 13D is added as follows:

     (e) As of March 24, 1995, PNAI and PLI ceased to be beneficial owners of more than 5% of the Common Stock.

8.   Item 6 is amended by adding the following:

     (i) The Stock Purchase Agreement was entered into between PEC and PLI, pursuant to which, among other things, PLI agreed to sell all Common Stock and Series C Stock owned by it to PEC. A copy of the Stock Purchase Agreement is attached hereto as Exhibit EE and is incorporated herein by reference.

9.   Item 7 is amended by adding the following:

                              Page 7 of 18 Pages

     Exhibit EE -- Stock Purchase Agreement, dated March 24, 1995, between
                   PLI and PEC

     Exhibit FF -- Press Release, dated April 13, 1995.

     Exhibit GG -- Press Release, dated October 13, 1994.

     In addition, Schedule I to Item 7 is amended in its entirety by deleting
Schedule I and substitution in its place the following:

                                SCHEDULE I
                                ----------

1. Information regarding executive officers and directors of Pioneer Electronic Corporation ("PEC").

    Unless otherwise indicated, each person listed below is a citizen of Japan, and the business address of such person is 4-1, Meguro 1-chome, Meguro-Ku, Tokyo 153, Japan.

                                  PRESENT PRINCIPAL
     NAME                      OCCUPATION OR EMPLOYMENT
     ----            ---------------------------------------------
Seiya Matsumoto      President and Director of PEC.

Kanya Matsumoto      Executive Vice President and Director of PEC.

Katsuhiro Abe        Director of PEC.

Hiroshi Aiba         Director of PEC.

Makito Baba          Director of PEC.

Yoshimichi Inada     Director of PEC.

Kaneo Ito            Director of PEC.

                              Page 8 of 18 Pages

Hitoshi Kanamaru     Director of PEC.

Takashi Kobayashi    Director of PEC.

Tsuneo Kudo          Director of PEC.

Fusao Murakami       Director of PEC.

Ryuichi Noda         Director of PEC.

Masanao Okatani      Director of PEC.

Toyokatsu Okushi     Director of PEC.

Setsujiro Onami      Director of PEC.

Masaaki Sono         Director of PEC.

Masao Sugimoto       Director of PEC.

Shigeyoshi Yanagi    Director of PEC.


       Page 9 of 18 Pages

                                   SIGNATURE
                                   ---------

     After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.


Dated:  April 17, 1995              PIONEER ELECTRONIC CORPORATION


                               By:  /s/ Masaaki Sono
                                    -------------------
                                    Name: Masaaki Sono
                                    Title: Senior Managing Director


                                    PIONEER NORTH AMERICA, INC.


                               By:  /s/ Ronald N. Stone
                                    -------------------
                                    Name: Ronald N. Stone
                                    Title: Attorney-in-Fact


                                    PIONEER LDCA, INC.


                               By:  /s/ Ronald N. Stone
                                    -------------------
                                    Name: Ronald N. Stone
                                    Title: Attorney-in-Fact


                              Page 10 of 18 Pages